UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 27, 2022

Civitas Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 17th Street, Suite 1400
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 440-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CIVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Purchase Agreement

As previously disclosed, on January 31, 2022, Civitas Resources, Inc. (the “Company”) entered into a membership interest purchase agreement (the “Purchase Agreement”) with Bison Oil & Gas Partners II, LLC, a Delaware limited liability company (the “Seller”), and Bison Oil & Gas II, LLC, a Delaware limited liability company and wholly owned subsidiary of Seller (“Bison”), pursuant to which the Company agreed to purchase (the “Transaction”) from Seller all of the issued and outstanding equity ownership interests of Bison (the “Bison Interests”).

On February 27, 2022, the Company and Seller entered into an amendment to the Purchase Agreement (the “Amended Purchase Agreement”), pursuant to which the parties agreed to, among other things, increase the aggregate cash consideration paid to Seller pursuant to the Transaction from $45,000,000 to $160,000,000 and eliminate the previously contemplated share consideration.

The foregoing description of the Amended Purchase Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the Amended Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

The Amended Purchase Agreement has been included with this Current Report on Form 8-K (this “report”) to provide investors and security holders with information regarding the terms of the transactions contemplated therein. It is not intended to provide any other factual information about the Company, the Seller or the Bison Interests. The representations, warranties, covenants and agreements contained in the Amended Purchase Agreement, which are made only for purposes of the Amended Purchase Agreement and as of specific dates, are solely for the benefit of the parties to the Amended Purchase Agreement, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Amended Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Company security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Seller or the Bison Interests. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amended Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01.	Other Events.

The description of the Transaction and the Amended Purchase Agreement set forth under Item 1.01 above is incorporated herein by reference.

On March 1, 2022, the Company closed the Transaction and the Company acquired substantially all of the Bison Interests. In accordance with the Amended Purchase Agreement, the Company paid closing consideration to the Seller in respect of the Bison Interests consisting of $160 million in cash, subject to final post-closing settlement between the Company and Seller. The Company funded the cash portion of the closing payment with cash on hand.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	First Amendment to Membership Interest Purchase Agreement, dated as of February 27, 2022, by and among Civitas Resources, Inc., Bison Oil & Gas Partners II, LLC, and Bison Oil & Gas II, LLC.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

* Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2022	CIVITAS RESOURCES, INC.

	By:	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
General Counsel and Secretary

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